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                                                              Exhibit 99.(j)(1)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-86067 of Century Capital Management Trust, of our report dated January 26, 2001, appearing in the Annual Report to shareholders of Century Shares Trust for the year ended December 31, 2000, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, both of which are part of such registration statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 31, 2001